Exhibit 10.3

July 29, 2026

CONFIDENTIAL; VIA EMAIL ONLY

Robert Eide

Chief Executive Officer

Aegis Capital Corp.

1345 Avenue of the Americas, 27th Floor

New York, NY 10105

Re: Right of First Refusal Waiver; Release

Dear Bob:

This letter sets forth the terms of the agreement (the “Agreement”) between Super League Enterprise, Inc. (“Super League”) and Aegis Capital Corp. (“Aegis”) regarding certain matters. The parties acknowledge and agree that entry into this Agreement is an express condition of the payment by Super League to Aegis as set forth in Section 5 herein below.

1.	Definitions; Survival.

a.

Terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the July 10, 2025 Engagement Agreement (the “July 2025 Engagement Agreement”), by and between Super League and Aegis.

b.

The rights of Aegis or any of its affiliates to receive warrant exercise fees from the proceeds of the cash exercise of certain warrants purchased by investors (when and if any such warrants are exercised) shall continue for the remaining warrant exercise periods with respect to each of the warrants and in the amounts set forth in Schedule I attached hereto. Aegis hereby represents and warrants that Schedule I constitutes the true, correct and complete list of all of the warrants and warrant exercise fees that may be payable (when and if any such warrants are exercised), pursuant to which Aegis or any of its affiliates is or may be entitled to any warrant exercise fees, payments, compensation or similar rights with respect to warrants issued by Super League or any of its affiliates.

2.	Irrevocable Waiver of Right of First Refusal and Tail Rights; Prior Agreements.

a.

Effective upon receipt of the Guaranteed Payment and the Legal Expenses (as defined in Sections 5(a) and 5(c), respectively), Aegis, on behalf of itself and each Releasor (as defined below), expressly provides a complete and irrevocable waiver of the Right of First Refusal set forth in Section 7 (Right of First Refusal) of the July 2025 Engagement Agreement (“ROFR Waiver”), which expired on July 9, 2026. For the avoidance of doubt, the ROFR Waiver applies to any transaction or financing discussed, pursued, negotiated, contemplated, involving, entered into or closed by Super League. Super League shall have no obligation to Aegis in connection with any of the foregoing or any other matter.

b.

Effective upon receipt of the Guaranteed Payment, Contingent Payment and Legal Expenses (as defined in Sections 5(a), 5(b) and 5(c), respectively), Aegis, on behalf of itself and each Releasor (as defined below), expressly provides a complete and irrevocable waiver of its rights pursuant to (1) Section 4 (Term and Tail Provisions) of the July 2025 Engagement Agreement, which otherwise shall expire as of 11:59 p.m. (Eastern time) on July 6, 2027; (2) Section 8 (Tail Financing) of the Engagement Agreement, dated as of September 19, 2025, by and between Aegis and Super League (the “September 2025 Engagement Agreement”), which otherwise shall expire as of 11:59 p.m. (Eastern time) on July 6, 2027 (which, for the avoidance of doubt and in accordance with the terms thereof, expressly excludes Evo Fund (including any affiliates thereof and/or any entity related thereto created or managed by Evo Fund)); (3) Section 8 (Tail Financing) of the Placement Agent Agreement, dated as of May 30, 2025, by and between Aegis and Super League (the “Placement Agent Agreement”), which otherwise shall expire as of 11:59 p.m. (Eastern time) on November 30, 2026; (4) Section 11.2 (Termination) of the Underwriting Agreement, dated as of May 29, 2025 (the “May 29, 2025 Underwriting Agreement”), which otherwise shall expire as of 11:59 p.m. (Eastern time) on November 29, 2026; and (5) Section 11.2 (Termination) of the Underwriting Agreement, dated as of May 9, 2025 (the “May 9, 2025 Underwriting Agreement”), which otherwise shall expire as of 11:59 p.m. (Eastern time) on November 12, 2026 (such agreements in clauses (1) through (5), collectively, the “Prior Agreements”, and such rights thereunder, collectively, the “Fee Rights”, and the waiver to all Fee Rights associated with all Prior Agreements, collectively, the “Tail Waiver”). Aegis further acknowledges and agrees that, as of the date of this Agreement, the Prior Agreements constitute all of the agreements pursuant to which Aegis or any of its affiliates is or may be entitled to any tail financing payments, compensation or other rights with respect to Super League or any of its affiliates.

3.	Release.

a.

Effective upon receipt of the Guaranteed Payment, Contingent Payment and Legal Expenses (as defined in Sections 5(a), 5(b) and 5(c), respectively), Aegis, on behalf of itself and each of its past, present and future affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and including, for the avoidance of doubt, any person who controls Aegis within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and each of its and their respective securityholders, directors, officers, managers, members, partners, employees, agents, sub-agents, representatives, successors and assigns, in any and all capacities, including as a past, present or future financial advisor, underwriter, placement agent, arranger, representative and securityholder of Super League, as applicable (collectively, the “Releasors”), irrevocably releases and waives and forever discharges Super League and each of its past, present and future affiliates, securityholders, directors, officers, managers, members, partners, employees, agents, representatives, predecessors, successors and assigns (individually, a “Releasee”, and collectively, the “Releasees”) from:

i.

General. Any and all actions, causes of action, claims, demands, debts, damages, costs, losses, expenses, penalties, obligations, judgments, compensation, rights, obligations and liabilities of any kind or nature whatsoever, including, without limitation, any claims alleging fraud, intentional misconduct, gross negligence, breach, bad faith, misrepresentation, omission, reliance, unfair dealing, conflicts of interest or similar theories, whether at law or in equity or otherwise, known or unknown, foreseen or unforeseen, accrued or unaccrued, direct or derivative, contingent or otherwise (collectively, “Claims”), which the Releasors now have, may ever have had in the past or may have in the future against any of the respective Releasees by reason of any act, omission, transaction, occurrence, conduct, circumstance, condition, harm, matter, cause or thing that has occurred or existed at any time, (x) from the beginning of time, up to, and including, the date of this Agreement that arises from, out of, is based upon or relates to any matter, act, omission, agreement, relationship, transaction or occurrence existing or occurring prior to the date of this Agreement, or (y) that arises from, out of, is based upon or relates to any matter, act, omission, agreement, relationship, transaction or occurrence contemplated by or related to this Agreement, the Prior Agreements or any offering or other documents in relation thereto, and all Claims that the Releasors may have against any of the Releasees with respect to the foregoing clauses, whether pursuant to any contract or agreement, breach or alleged breach of fiduciary duty (including if Super League becomes insolvent) or otherwise; for the avoidance of doubt, this Section 3(a)(i) expressly supersedes all agreements in clauses (x) and (y) (including any provisions regarding the enforceability thereof) with respect to the subject matter of this Section 3(a)(i);

ii.

Warrant Claims. Any and all Claims which the Releasors now have, may ever have had in the past or may have in the future against any of the respective Releasees by reason of any act, omission, transaction, occurrence, conduct, circumstance, condition, harm, matter, cause or thing that has occurred or existed at any time that arises from, out of, is based upon or relates to any Releasor’s ownership or purported ownership or voting rights, as applicable, of any warrants or other equity interests of Super League, and all Claims that the Releasors may have against any of the Releasees with respect thereto, whether pursuant to any contract or agreement, breach or alleged breach of fiduciary duty (including if Super League becomes insolvent) or otherwise (collectively, “Warrant Claims”); provided, however, that “Warrant Claims” shall not include any claims by Aegis to enforce its rights to receive any warrant exercise fees as set forth in Section 1(b) and Schedule I hereof; for the avoidance of doubt, this Section 3(a)(ii) expressly supersedes all warrants or securities agreements (including any provisions regarding the enforceability thereof) with respect to the subject matter of this Section 3(a)(ii); and

iii.

Indemnification Rights. Any and all rights or claims to indemnification, reimbursement, advancement, contribution, exculpation, attorneys’ fees, expenses or similar rights, whether known or unknown, foreseen or unforeseen, accrued or unaccrued, direct or derivative, contingent or otherwise, which the Releasors now have, may ever have had in the past or may have in the future against any of the respective Releasees by reason of any act, omission, transaction, occurrence, conduct, circumstance, condition, harm, matter, cause or thing that has occurred or existed at any time, from the beginning of time, up to, and including, the date of this Agreement that arises from, out of, is based upon or relates to (x) any of the Prior Agreements or (y) any other agreement, transaction, arrangement or relationship between or among Aegis or any other Releasor, on one hand, and Super League or any other Releasee, on the other hand, existing or occurring prior to the date of this Agreement (collectively, “Indemnification Rights”); for the avoidance of doubt, this Section 3(a)(iii) expressly supersedes all agreements in clauses (x) and (y) (including any provisions regarding the enforceability thereof) with respect to the subject matter of this Section 3(a)(iii).

b.

Effective upon receipt of the Guaranteed Payment, Contingent Payment and Legal Expenses (as defined in Sections 5(a), 5(b) and 5(c), respectively), the Releasors irrevocably covenant to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding or action of any kind against any Releasee, including for any Claim, Warrant Claim or Indemnification Right, based upon any matter purported to be released or waived by the Releasors in this Agreement.

c.	The Releasors acknowledge that they are familiar with Section 1542 of the Civil Code of the State of California (“Section 1542”), which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS, HER OR ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM, HER OR IT, WOULD HAVE MATERIALLY AFFECTED HIS, HER OR ITS SETTLEMENT WITH THE RELEASED PARTY.

Effective upon receipt of the Guaranteed Payment, Contingent Payment and Legal Expenses (as defined in Sections 5(a), 5(b) and 5(c), respectively), the Releasors waive and relinquish any rights and benefits that the Releasors may have under Section 1542 or any similar statute or common law principle of any jurisdiction. The Releasors acknowledge that they may hereafter discover facts in addition to or different from those that the Releasors now know or believe to be true with respect to the subject matter of these releases, but it is the Releasors’ intention, subject to this Section 3, to fully and finally and forever settle and release any and all Claims that do now exist, may exist or heretofore have existed with respect to the subject matter of these releases. In furtherance of this intention, the releases contained herein (when such releases are effective upon receipt of the Guaranteed Payment, Contingent Payment and Legal Expenses (as defined in Sections 5(a), 5(b) and 5(c), respectively) shall be and remain in effect as full and complete general releases, notwithstanding the discovery or existence of any such additional or different facts.

d.

In the event of any breach or purported breach of this Section 3 by Aegis or any other Releasor, including, without limitation, if Aegis or any other Releasor asserts, files, pursues or assists any Claim or threatened Claim purported to be released or waived by the Releasors herein, Aegis shall indemnify and hold harmless Super League and each other Releasee from and against, and shall promptly advance and pay each Releasee for, any and all reasonable attorneys’ fees and expenses, as such fees are incurred, sustained by or imposed upon the Releasees, in connection with (i) enforcing the terms of this Agreement or the rights of the Releasees hereunder, (ii) obtaining dismissal, withdrawal, release, injunctive relief or other relief with respect to such Claim, or (iii) otherwise defending against, responding to or participating in any proceeding involving, such breach, regardless of the outcome or disposition of such Claim or action.

e.

Aegis, on behalf of the Releasors, acknowledges and agrees that the Releasees would be irreparably harmed by any breach of this Section 3 and that the Releasees shall be entitled to specific performance, injunctive relief and any other remedy available at law or in equity, without any requirement for securing or posting any bond or proving actual damages in connection with any such remedy.

4.         Waiver of Consent Rights. Effective upon receipt of the Guaranteed Payment, Contingent Payment and Legal Expenses (as defined in Sections 5(a), 5(b) and 5(c), respectively), Aegis, on behalf of itself and each of the other Releasors, irrevocably waives any and all rights to approve or consent to any settlement, compromise, consent to the entry of any judgment or similar action in any pending or threatened Claim in respect of which indemnification may be sought by Aegis or any other Releasor from Super League or any other Releasee, that arises from, out of, is based upon or relates to (a) any of the Prior Agreements or (b) any other agreement, transaction, arrangement or relationship between or among Aegis or any other Releasor, on one hand, and Super League or any other Releasee, on the other hand, existing or occurring prior to the date of this Agreement. For the avoidance of doubt, this Section 4 expressly supersedes all agreements in clauses a and b (including any provisions regarding the enforceability thereof) with respect to the subject matter of this Section 4.

5.	Fees; Expenses.

a.

Guaranteed Payment. Super League agrees to pay Aegis the sum of seven hundred thousand dollars ($700,000.00) (the “Guaranteed Payment”) within one (1) business day following execution of this Agreement by both parties, by wire transfer of immediately available funds to the account designated in writing by Aegis in Schedule II. In the event the funds wired to Aegis are not received within such time, confirmation of the initiation of the wire of the Guaranteed Payment within such time shall be deemed timely payment of the Guaranteed Payment so long as Super League delivers a federal reference number for such wire, and the wire instructions match those set forth on Schedule II attached hereto.

b.

Contingent Payment. Super League agrees to pay Aegis the sum of three hundred thousand dollars ($300,000.00) (the “Contingent Payment”) [ ***], by wire transfer of immediately available funds to an account designated in writing by Aegis in Schedule II. In the event the funds wired to Aegis are not received within such time, confirmation of the initiation of the wire of the Contingent Payment within such time shall be deemed timely payment of the Contingent Payment so long as Super League delivers a federal reference number for such wire, and the wire instructions match those set forth on Schedule II attached hereto.

i.

Notwithstanding Section 2 hereinabove, in the event the Contingent Payment is not paid to Aegis due to the Transaction being definitively cancelled, then in such event the ROFR Waiver herein shall continue to apply.

c.

Legal Expenses. Super League agrees to pay counsel to Aegis the sum of fifty thousand dollars ($50,000.00) (the “Legal Expenses”) for legal expenses incurred by Aegis in connection with the review, preparation and negotiation of this Agreement within one (1) business day following execution of this Agreement by both parties, by wire transfer of immediately available funds to the account designated in writing by Aegis’s counsel in Schedule III. In the event the funds wired to Aegis are not received within such time, confirmation of the initiation of the wire of the Legal Expenses within such time shall be deemed timely payment of the Legal Expenses so long as Super League delivers a federal reference number for such wire and the wire instructions match those set forth on Schedule III attached hereto.

d.	No Duplicate Payments. In no event shall Super League be required to pay, or cause to be paid, any of the fees or expenses set forth in this Section 5 more than once.

6.         Financial Advisor. Aegis will not be named as a financial advisor to Super League [***].

7.         Confidentiality; Material Non-[ Information. Both parties agree to maintain the confidentiality of any information shared in connection with this Agreement and the terms hereof, and to use such information solely for the purpose of performing their respective obligations under this Agreement; provided, however, that either party may disclose such information (a) as required by applicable law, regulation, legal process or regulatory authority, (b) to its legal, financial and other professional advisors on a need-to-know basis who are bound by obligations of confidentiality, or (c) with the prior written consent of the other party. Aegis acknowledges that Super League may be required to disclose the contents of this Agreement pursuant to the requirements of the Securities Act and/or the Exchange Act, and hereby consents to such disclosure to the extent required; provided, however, that Super League shall provide Aegis a draft of any such proposed disclosure not less than one (1) business day prior to disclosure. Aegis acknowledges that it is aware (and that its representatives are aware or, upon receipt of any confidential information, will be advised by Aegis) that (a) information furnished to Aegis or Aegis’ representatives may contain material non-public information regarding Super League and (b) the United States securities laws prohibit any persons who have material, nonpublic information from purchasing or selling securities of a company or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities in reliance upon such information; [***] constitute material non-public information regarding Super League.  Super League agrees that (i) it will not furnish material non-public information to Aegis or its representatives without Aegis’s prior written consent, (ii) it will cleanse Aegis of any material non-public information previously shared with Aegis within thirty (30) days following the date hereof (which may be done by filing a Form 8-K, or issuing a press release with respect thereto, or if the Transaction is definitively cancelled by prompt written notification), and (iii) in the event it furnishes information to Aegis in the future without Aegis’s prior written consent, then Super League will either confirm that such information does not constitute material non-public information or cleanse Aegis of such material non-public information within one (1) day following furnishment of such information to Aegis.

8.         Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any disputes arising out of or in connection with this Agreement shall be subject to the exclusive jurisdiction of the courts of the State of New York.

Please indicate your acceptance of the terms and conditions of this Agreement by signing and returning a copy of this letter to us.

Sincerely,

Super League Enterprise, Inc.

By:
Name: Matthew Edelman
Its: Chief Executive Officer

AGREED AND ACCEPTED:

The foregoing accurately sets forth our understanding and agreement with respect to the matters set forth herein.

Aegis Capital Corp.

By:
Name: Robert Eide
Its: Chief Executive Officer

[SCHEDULES INTENTIONALLY OMITTED]